FOR IMMEDIATE RELEASE

ARBITRON INC. REPORTS 2008 THIRD QUARTER FINANCIAL RESULTS
Revenue increases 9.9 percent;
Reports earnings per share (diluted) of $0.63;
Company provides status of litigation involving New York and New Jersey Attorneys General;
Company updates financial guidance for year-end 2008.

NEW YORK, October 21, 2008 – Arbitron Inc. (NYSE: ARB) today announced results for the third quarter ended September 30, 2008.

Net income for the quarter was $17.0 million, or $0.63 per share (diluted), compared with $17.2 million, or $0.58 per share (diluted) for the third quarter of 2007.

For the third quarter of 2008, the Company reported revenue of $102.5 million, an increase of 9.9 percent over revenue of $93.3 million during the third quarter of 2007.

Costs and expenses for the third quarter increased by 14.5 percent, from $63.0 million in 2007 to $72.1 million in 2008, due primarily to planned expenditures for the commercialization of the Portable People MeterTM ratings service. In the third quarter of 2008, share-based compensation amounted to $2.1 million, up from $1.6 million in the third quarter of 2007.

Earnings before interest and income tax expense (EBIT) for the quarter were $28.2 million, compared with EBIT of $27.1 million for the third quarter of 2007.

Income from continuing operations for the quarter was $16.9 million or $0.63 per share (diluted), compared with $17.1 million, or $0.57 per share (diluted) in the third quarter of 2007.

For the nine months ended September 30, 2008, revenue was $275.2 million, an increase of 6.5 percent over revenue of $258.3 million for the same period in 2007.

Earnings before interest and income tax expense (EBIT) decreased 1.3 percent from $57.1 million in the first nine months of 2007 to $56.4 million for the same period in 2008. Net income for the nine-month period decreased 7.3 percent to $33.8 million compared with $36.5 million in 2007. Earnings per share (diluted) for the nine months in 2008 were $1.23 compared with $1.21 per share (diluted) last year.

On January 31, 2008, Arbitron concluded the sale of CSW Research Limited (“Continental”), its UK-based custom research business. As a result, Continental’s financial results have been reclassified as a Discontinued Operation for all periods presented. In the third quarter of 2008, the Company reported income (net of tax) from Continental of $55 thousand. For the year to date, the loss from discontinued operations (net of tax) was $15 thousand.

Management comment on third quarter 2008 results
Stephen Morris, chairman, president and chief executive officer of Arbitron, made the following comments regarding the third quarter 2008:

“On October 6, 2008, Arbitron commercialized the Portable People Meter radio ratings services in eight new markets, including in New York, Los Angeles, Chicago and San Francisco. Our priority, as we launch these services, is to continue the help we are giving broadcasters and agencies in their transition to electronic measurement and to maintain advertiser confidence in radio as one of the most effective of all ad media.”

“In the third quarter, we announced significant quality enhancements to our diary services, including a plan to add cell-phone-only households to the diary sample and to accelerate the development of electronic and online alternatives to the paper and pencil diary for all markets.”

“We realize that any transition brings both challenges and opportunities. Our goal is to work through the challenges and to take advantage of the opportunities for the radio industry,” said Mr. Morris.

Recent Litigation
As previously disclosed, on October 6, Arbitron commenced a civil action in the United States District Court for the Southern District of New York, seeking a declaratory judgment and injunctive relief against the New York Attorney General, and on October 10, Arbitron brought a civil action in the United States District Court for the District of New Jersey seeking a declaratory judgment and injunctive relief against the New Jersey Attorney General, in each case seeking to prevent any attempt by the Attorneys General to restrain Arbitron’s publication of its PPM listening estimates.

Also as previously disclosed, on October 10, the State of New York commenced litigation against Arbitron in the Supreme Court of New York for New York County alleging false advertising and deceptive business practices in violation of New York consumer protection and civil rights laws, and the State of New Jersey commenced litigation against Arbitron in the Superior Court of New Jersey for Middlesex County, alleging violations of New Jersey consumer fraud and civil rights laws, in each case relating to the marketing and commercialization in those states of our Portable People Meter radio ratings service.

Details of these civil actions are available in the press releases issued by the Company on October 6, 2008 and October 10, 2008 and in the Current Reports on Form 8-K Arbitron furnished to the Securities and Exchange Commission on October 6, 2008 and October 10, 2008.

Company Updates Guidance for 2008
For the full year 2008, Arbitron continues to expect revenue to increase between 8 percent and 10 percent compared to last year’s revenue from continuing operations.

Due to the impact of Hurricane Ike on our operations in Houston, and costs and expenses related to litigation, including the litigation described above, and other interactions with governmental entities, primarily regarding our PPM radio ratings services, we now expect that if all of the ongoing litigation and governmental entity activity were to continue at current levels and we were to continue to incur related expenses at current rates through the end of the year, earnings per share from continuing operations (diluted) would likely fall into the lower end of our previously stated range of $1.30 to $1.44 for the full year 2008.

In 2007, earnings from continuing operations were $1.37(diluted).

Earnings conference call: schedule and access
Arbitron will host a conference call at 10:00 a.m. Eastern Time. The Company invites you to listen to the call by dialing (toll free) 888-868-9083. The conference call can be accessed from outside of the United States by dialing 973-935-8512. To participate, users will need to use the following code: 66831761. The call will also be available live on the Internet at the following sites: www.arbitron.com, www.ccbn.com and www.streetevents.com.

A replay of the call will be available from 12:00 p.m. on October 21 through 11:59 p.m. on November 21, 2008. To access the replay, please call (toll free) 800-642-1687 in the United States, or 706-645-9291 if you’re calling from outside of the United States. To access the replay, users will need to enter the following code: 66831761

Presentation of Non-GAAP Information
The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to, either income from continuing operations, as an indicator of Arbitron’s operating performance, or cash flow, as a measure of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

About Arbitron

Arbitron Inc. (NYSE: ARB) is a media and marketing research firm serving the media – radio, television, cable, online radio and out-of-home – as well as advertisers and advertising agencies in the United States. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The company has developed the Portable People Meter, a new technology for media and marketing research.

Through its Scarborough Research joint venture with The Nielsen Company, Arbitron provides additional media and marketing research services to the broadcast television, newspaper and online industries.

Arbitron’s marketing and business units are supported by a world-renowned research and technology organization located in Columbia, Maryland. Its executive offices are located in New York City.

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Portable People MeterTM and PPMTM are marks of Arbitron Inc.

Arbitron Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron Inc. and its subsidiaries in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” ”expects,” “anticipates,” “estimates,” “believes,” or “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which we have derived from information currently available to us. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include, in no particular order, whether we will be able to:

•	successfully implement the commercialization of our Portable People MeterTM service;

•	successfully maintain industry usage of our services in light of governmental regulation, legislation, litigation, activism or adverse public relations efforts prompted by various industry groups and market segments;

•	successfully design, recruit and maintain PPM panels that appropriately balance research quality, panel size and operational cost;

•	complete the Media Rating Council (“MRC”) audits of our local market PPM ratings services in a timely manner and successfully obtain and/or maintain MRC accreditation for our audience measurement business;

•	renew contracts with large customers as they expire;

•	successfully execute our business strategies, including entering into potential acquisition, joint-venture or other material third-party agreements;

•	effectively manage the impact, if any, of any further ownership shifts in the radio and advertising agency industries;

•	respond to rapidly changing technological needs of our customer base, including creating new proprietary software systems and new customer products and services that meet these needs in a timely manner;

•	successfully manage the impact on our business of any economic downturn, generally, and in the advertising market, in particular;

•	successfully manage the impact on costs of data collection due to lower respondent cooperation in surveys, privacy concerns, consumer trends, technology changes and/or government regulations; and

•	successfully develop and implement technology solutions to measure new forms of audio content and delivery, multimedia and advertising in an increasingly competitive environment.

There are a number of additional important factors that could cause actual events or our actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, the risk factors set forth in the caption “ITEM 1A. — RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2007, and elsewhere, and any subsequent periodic or current reports filed by us with the Securities and Exchange Commission.

In addition, any forward-looking statements contained in this document represent our estimates only as of the date hereof, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

(Table to Follow)

Arbitron Inc.
Consolidated Statements of Income
Three Months Ended September 30, 2008 and 2007
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,			%
	2008	2007	Change	Change
Revenue	$102,526	$93,322	$9,204	9.9%
Costs and expenses
Cost of revenue	41,795	34,451	7,344	21.3%
Selling, general and administrative	20,058	18,965	1,093	5.8%
Research and development	10,274	9,587	687	7.2%
Total costs and expenses	72,127	63,003	9,124	14.5%
Operating income	30,399	30,319	80	0.3%
Equity in net loss of affiliate(s)	(2,194)	(3,263)	1,069	(32.8%)
Earnings before interest and income taxes (1)	28,205	27,056	1,149	4.2%
Interest income	127	554	(427)	(77.1%)
Interest expense	644	95	549	577.9%
Income from continuing operations before income taxes	27,688	27,515	173	0.6%
Income tax expense	10,788	10,394	394	3.8%
Income from continuing operations	16,900	17,121	(221)	(1.3%)
Discontinued Operations
Income from discontinued operations, net of taxes	57	99	(42)	NM
Loss from sale of discontinued operations, net of taxes	(2)	—	(2)	NM
(Loss) income from discontinued operations, net of taxes	55	99	(44)	NM
Net Income	$16,955	$17,220	$(265)	(1.5%)
Basic weighted average common share
Income from continuing operations	$0.63	$0.58	$0.05	8.6%
Income (loss) from discontinued operations	—	—	—	—
Net income	$0.64	$0.58	$0.06	10.3%
Diluted weighted average common share
Income from continuing operations	$0.63	$0.57	$0.06	10.5%
Income (loss) from discontinued operations	—	—	—	—
Net income	$0.63	$0.58	$0.05	8.6%
Weighted average shares used in calculations
Basic	26,652	29,602	(2,950)	(10.0%)
Diluted	26,900	29,903	(3,003)	(10.0%)
Dividends per common share	$0.10	$0.10	—	—
Other data:
EBITDA (1)	$32,763	$30,353	$2,410	7.9%
(1) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below. Certain per share amounts may not total due to rounding. NM= Not meaningful.

Arbitron Inc.
Consolidated Statements of Income
Nine Months Ended September 30, 2008 and 2007
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended
	September 30,			%
	2008	2007	Change	Change
Revenue	$275,246	$258,337	$16,909	6.5%
Costs and expenses
Cost of revenue	129,490	107,918	21,572	20.0%
Selling, general and administrative	58,587	59,343	(756)	(1.3%)
Research and development	29,802	32,023	(2,221)	(6.9%)
Total costs and expenses	217,879	199,284	18,595	9.3%
Operating income	57,367	59,053	(1,686)	(2.9%)
Equity in net loss of affiliate(s)	(973)	(1,930)	957	(49.6%)
Earnings before interest and income taxes (2)	56,394	57,123	(729)	(1.3%)
Interest income	582	1,743	(1,161)	(66.6%)
Interest expense	1,524	286	1,238	432.9%
Income from continuing operations before income taxes	55,452	58,580	(3,128)	(5.3%)
Income tax expense	21,615	22,211	(596)	(2.7%)
Income from continuing operations	33,837	36,369	(2,532)	(7.0%)
Discontinued Operations
(Loss) income from discontinued operations, net of taxes	(438)	134	(572)	NM
Gain from sale of discontinued operations, net of taxes	423	—	423	NM
(Loss) income from discontinued operations, net of taxes	(15)	134	(149)	NM
Net Income	$33,822	$36,503	(2,681)	(7.3%)
Basic weighted average common share
Income from continuing operations	$1.24	$1.22	$0.02	1.6%
Income (loss) from discontinued operations	—	—	—
Net income	$1.24	$1.23	$0.01	0.8%
Diluted weighted average common share
Income from continuing operations	$1.23	$1.21	$0.02	1.7%
Income (loss) from discontinued operations	—	—	—
Net income	$1.23	$1.21	$0.02	1.7%
Weighted average shares used in calculations
Basic	27,339	29,768	(2,429)	(8.2%)
Diluted	27,546	30,049	(2,503)	(8.3%)
Dividends per common share	$0.30	$0.30	—
Other data:
EBITDA (2)	$69,053	$65,807	$3,246	4.9%
(2) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below. Certain per share amounts may not total due to rounding. NM=Not meaningful.

Arbitron Inc.
EBIT and EBITDA Non-GAAP Reconciliation
Three and Nine Months Ended September 30, 2008 and 2007
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Income from continuing operations	$16,900	$17,121	$33,837	$36,369
Income tax expense	10,788	10,394	21,615	22,211
Net interest expense (income)	517	(459)	942	(1,457)
EBIT (3)	$28,205	$27,056	$56,394	$57,123
Depreciation and amortization	4,558	3,297	12,659	8,684
EBITDA (3)	$32,763	$30,353	$69,053	$65,807

(3) Arbitron’s management believes that presenting EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization), both non-GAAP financial measures, as supplemental information helps investors, analysts, and others, if they so choose, in understanding and evaluating Arbitron’s operating performance in some of the same manners that management does because EBIT and EBITDA exclude certain items that are not directly related to Arbitron’s core operating performance. Arbitron’s management references these non-GAAP financial measures in assessing current performance and making decisions about internal budgets, resource allocation and financial goals. EBIT is calculated by deducting net interest income from income from continuing operations and adding back income tax expense to income from continuing operations. EBITDA is calculated by deducting net interest income from income from continuing operations and adding back income tax expense, and depreciation and amortization to income from continuing operations. EBIT and EBITDA should not be considered substitutes either for income from continuing operations, as indicators of Arbitron’s operating performance, or for cash flow, as measures of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

Arbitron Inc.
Condensed Consolidated Balance Sheets
September 30, 2008 and December 31, 2007
(In thousands)

	September 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents	$8,491	$21,141
Trade receivables	34,658	34,171
Property and equipment, net	57,981	50,183
Goodwill, net	38,500	38,500
Other assets	22,783	29,002
Assets held for sale of discontinued operations	—	7,546
Total assets	$162,413	$180,543
Liabilities and Stockholders’ Equity:
Deferred revenue	$55,878	$66,768
Other liabilities	45,867	48,924
Liabilities of discontinued operations	—	4,651
Long term debt (including current portion of $5,000 for 2007)	70,000	12,000
Stockholders’ (deficit) equity	(9,332)	48,200
Total liabilities and stockholders’ equity	$162,413	$180,543

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